Exhibit 8.1

ELLENOFF GROSSMAN & SCHOLE LLP

ATTORNEYS AT LAW

150 EAST 42ND STREET, 11th FLOOR

NEW YORK, NEW YORK 10017

TELEPHONE: (212) 370-1300 FACSIMILE: (212) 370-7889

www.egsllp.com

January 22, 2013

West Coast Realty Trust, Inc.

650 Howe Avenue, Suite 730

Sacramento, CA 95825

Re:	Tax Opinion for REIT Status and Registration Statement on Form S-11 (File No. 333-181384)

Ladies and Gentlemen:

We have acted as counsel for West Coast Realty Trust, Inc., a Maryland corporation (the “Company”), in connection with the filing of the above-referenced Registration Statement (the “Registration Statement”) with the Securities and Exchange Commission (“SEC”) relating to the proposed offering of up to 2,300,000 shares (including a potential underwriters’ over-allotment option) of the Company’s common stock, $0.01 par value per share. This opinion letter is furnished at the request of the Company so that the Registration Statement may fulfill the requirements of Item 601(b)(8) of Regulation S-K. This opinion letter addresses the Company’s qualification as a real estate investment trust (a “REIT”) under the Internal Revenue Code of 1986, as amended (the “Code”) beginning with the Company’s taxable year ending on December 31, 2013 and the accuracy of the matters discussed in the Registration Statement under the heading “Material U.S. Federal Income Tax Considerations.”

In rendering the following opinion, we have reviewed and relied upon: (a) the form of Articles of Amendment and Restatement of the Company, (b) the Amended and Restated Bylaws of the Company, (c) the certificate of Limited Partnership, dated March 22, 2012, of WCRT Operating Partnership, L.P., a Delaware limited partnership of which the Company is the sole general partner (the “OP”), (d) the form of Amended and Restated Agreement of Limited Partnership of the OP and (e) such other documents as we have deemed necessary or appropriate for purposes of this opinion. For purposes of our opinion, we have assumed, with your consent: (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the conformity, to the extent relevant to our opinion, of final documents to all documents submitted to us as drafts, (v) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (vi) due execution and delivery of all such documents by all the parties thereto, (vii) the compliance of each party with all material provisions of such documents, and (viii) the accuracy and completeness of all records made available to us.

We also have reviewed and relied upon the factual representations and covenants of the Company contained in a letter that it provided to us in connection with the preparation of this opinion (the “REIT Certificate”) regarding the formation and operation of the Company and other matters affecting the Company’s ability to qualify as a REIT. We have not undertaken, and assume no responsibility to undertake, an independent investigation of, or to independently verify, any of the factual representations or covenants referred to in this letter or the REIT Certificate or the Company’s ability to comply with such representations or covenants.

Furthermore, we have assumed, with your consent, that: (i) each representation and covenant contained in the REIT Certificate is and will be true, correct and complete, (ii) during their taxable years ending December 31, 2013, and future taxable years, the Company and its current and future subsidiaries (including, without limitation, the OP) are and will be owned and operated in a manner that will make the factual representations contained in REIT Certificate true and correct in all respects for such years, (iii) neither the Company nor the OP will make any amendments to its organizational documents after the date of this opinion that would affect its qualification as a REIT for any taxable year; (iv) no action will be taken by the Company or the OP after the date hereof that would have the effect of altering the facts upon which the opinions set forth below are based, and (v) all representations and covenants made to us that speak to the best of the belief and/or knowledge of any person(s) or party(ies), or are subject to similar qualification, are and will continue to be true, correct and complete as if made without such qualification. To the extent such representations and covenants speak to the intended ownership or operations of the Company, we assume that the Company will in fact be owned and operated in accordance with such stated intent.

The opinion set forth herein represents our conclusions based upon the documents, facts, representations and assumptions referred to above. Any amendments to such documents, changes in any significant facts or inaccuracy of such representations or assumptions could affect the opinion set forth herein. Moreover, the Company’s continuing qualification as a REIT depends upon the ability of the Company to meet, for each taxable year, through actual annual operating results, requirements under the Code regarding gross income, assets, distributions and diversity of stock ownership. Accordingly, because the Company’s satisfaction of such requirements will depend upon future events, including the final determination of financial and operational results, it is not possible to assure that the Company will satisfy the requirements to qualify as a REIT during any particular taxable year. We have not undertaken, and are under no obligation, to review or be responsible for the Company’s compliance with these requirements on a continuing basis.

You are advised that our opinion is not binding on the Internal Revenue Service or a court, and the Internal Revenue Service or a court may disagree with our conclusion. Our opinion is based upon the Code, the United States Treasury regulations promulgated thereunder, current administrative positions of the Internal Revenue Service and existing judicial decisions as of the date hereof, any of which could be changed at any time, possibly on a retroactive basis. Changes in applicable law, rules, regulations and judicial decisions could cause the federal income tax treatment of the Company to differ materially and adversely from the treatment described in the Registration Statement and render the tax discussion in the Registration Statement incorrect or incomplete in whole or in part.

Based upon the foregoing and subject to the limitations set forth herein, we are of the opinion that:

(i) Beginning with its taxable year ending on December 31, 2013, and assuming that the elections and other procedural steps referred to in the Registration Statement and REIT Certificate are completed by the Company in a timely fashion, the Company will be organized in conformity with the requirements for qualification and taxation as a REIT under the Internal Revenue Code of 1986, as amended, and its proposed ownership and method of operations as described in the REIT Certificate and the Registration Statement will allow it to satisfy the requirements for qualification and taxation as a REIT under the Code beginning with the Company’s taxable year ending December 31, 2013 and for subsequent taxable years; and

(ii) The statements set forth under the heading “Material U.S. Federal Income Tax Considerations” in the Registration Statement, solely insofar as such statements constitute matters of law, summaries of legal matters, legal documents, contracts or legal proceedings, or legal conclusions, are correct in all material respects.

We express no opinion on any law, rule, regulation, matter or issue relating to the Company or the discussion set forth under the heading “Material U.S. Federal Income Tax Considerations” in the Registration Statement or in the Registration Statement (including the prospectus contained therein) generally other than as expressly stated above.

We undertake no obligation to update the opinions expressed herein after the date of this letter. This opinion letter speaks only as of the date hereof. Except as described in the next paragraph, this opinion letter may not be distributed, quoted in whole or in part or otherwise reproduced in any document, or filed with any governmental agency without our prior express written consent.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement. We also consent to the references to our firm set forth under the heading “Material U.S. Federal Income Tax Considerations” in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended, or the rules and regulations promulgated thereunder by the SEC.

Sincerely yours,

/s/ Ellenoff Grossman & Schole LLP

Ellenoff Grossman & Schole LLP